EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Amendment”) is entered into as of August 14, 2023, by and among CADIZ INC., a Delaware corporation (“Cadiz”), and CADIZ REAL ESTATE LLC, a Delaware limited liability company (“CRE”; together with Cadiz, collectively, the “Borrowers”, and each, a “Borrower”), B. RILEY SECURITIES, INC., as administrative agent (in such capacity, “Agent”) for the lenders from time to time party to the below-referenced Credit Agreement (collectively, the “Lenders”), and the Lenders party hereto.

RECITALS

A.	The Borrowers, Agent and the Lenders are party to that certain Credit Agreement, dated as of July 2, 2021 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”).

B.

The Borrowers have requested that Agent and the Lenders amend the Credit Agreement, and Agent and the Required Lenders are willing to agree to such amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Credit Agreement.

2.

Amendments to Credit Agreement.  Upon the effectiveness of this Amendment on the Second Amendment Effective Date (as defined below), the Credit Agreement shall be amended in the manner provided in this Section 2.

a.

Deleted Definitions.  Section 1.1 of the Credit Agreement shall be and it hereby is amended by deleting the defined terms “Exchange Cap”, “Exchange Cap Allocation” and “Exchange Cap Shares” in their entirety.

b.	Conversion Subject to Exchange Cap. Section 2.16 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

2.16     [Reserved].

c.	Notices. Section 9.2 of the Credit Agreement shall be and it hereby is amended by amending and restating the notice information for the Borrowers in its entirety to read as follows:

Borrowers:

Cadiz Inc.

550 South Hope Street, Suite 2850

Los Angeles, CA 90017

Attention: Chief Financial Officer

Telecopy: (213) 271-1614

Telephone: (213) 271-1600

E-mail: sspeer@cadizinc.com

with a copy to:

Norton Rose Fulbright US LLP

1045 W Fulton Market, Suite 1200

Chicago, IL 60607

Attention: Kevin Friedmann

Telephone: (312) 964-7763

E-mail: kevin.friedmann@nortonrosefulbright.com

3.

Costs and Expenses.  Subject to Section 9.5(a) of the Credit Agreement, all reasonable and documented out-of-pocket costs and expenses incurred or sustained by Agent in connection with this Amendment (including the reasonable and documented fees, charges and disbursements of counsel for Agent), will be for the account of the Borrowers whether or not this Amendment is consummated.

4.

Conditions Precedent.  This Amendment shall become effective upon the date that Agent shall have received this Amendment duly executed by the Borrowers and the Required Lenders (such date, the “Second Amendment Effective Date”).

5.

Continued Validity of Loan Documents.  Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of Agent or any Lender under any of the Loan Documents, nor alter, modify, amend or in any way affect any of the rights, remedies, obligations or any covenants of any Loan Party contained in any of the other Loan Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect.

6.	Representations and Warranties. The Loan Parties, jointly and severally, hereby represent and warrant to Agent and the Lenders as follows:

a.

Due Execution and Authorization; Legal, Valid and Binding Obligation.  This Amendment has been duly executed and delivered by each of the Loan Parties party hereto.  The execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary corporate or other organizational action on the part of such Loan Party.  This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity.

b.

No Contravention.  The execution and delivery by each Loan Party of this Amendment and the performance by such Loan Party of this Amendment and the Credit Agreement as amended hereby, do not and will not (i) contravene the terms of such Loan Party’s Organizational Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under or require any payment to be made under (A) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral aware to which such Loan Party or its property is subject, in each case, where any such conflict or contravention could individually or in the aggregate reasonably be expected to have a Material Adverse Effect or (iii) violate any material Requirements of Law.

c.

No Governmental Approvals.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, other than authorizations, approvals, actions, notices and filings which have been duly obtained or otherwise delivered to Agent for filing or recordation as of the Second Amendment Effective Date.

7.

Ratification.  Except as expressly amended or waived hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Loan Documents to the Credit Agreement or any other Loan Document shall hereafter refer to the Credit Agreement or any other Loan Document as amended hereby.

8.

Counterparts; Integration; Effectiveness.  This Amendment may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transaction Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance or any electronic signature on this Amendment.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.  Delivery of an executed electronic counterpart of a signature page to the Amendment will be effective as delivery of a manually executed counterpart of this Amendment.

9.

Miscellaneous.  This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior understandings or agreements which may have existed with respect thereto.  To the extent there is any inconsistency between the terms and provisions of any Loan Document and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern.  The headings used in this Amendment are for convenience of reference only and shall not in any way be deemed to limit, define or describe the scope and intent of this Amendment or any provision hereof.  This Amendment shall be binding upon and inure to the benefit of Agent, each of the Lenders, the Borrowers, and to each of their respective successors in title and assigns.  This Amendment may not be modified or amended except in a manner permitted by Section 9.1 of the Credit Agreement.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

10.

Governing Law.  THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signatures follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

BORROWERS:

CADIZ INC.

By:       /s/ Stanley E. Speer

Name:  Stanley E. Speer

Title:    Chief Financial Officer

CADIZ REAL ESTATE LLC

By:       /s/ Stanley E. Speer

Name:  Stanley E. Speer

Title:    Chief Executive Officer, Manager and Chairman

AGENT:

B. RILEY SECURITIES, INC.

By:       /s/ Andy Moore

Name:  Andy Moore

Title:    CEO

LENDER:

BRF FINANCE CO., LLC

By:       /s/ Phil Ahn

Name:  Phil Ahn

Title:    CFO